UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 9, 2012

Neah Power Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 142 Bothell, Washington 98021
(Address of Principal Executive Offices)

(425) 424-3324

(Registrant’s Telephone Number, Including Area Code)

                               Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On January 9, 2012, Neah Power Systems, Inc. (“we” or the “Company”) entered into a Securities Purchase Agreement (the “Securities Agreement”) with Green World Trust, a New Jersey trust (the “Investor”). Pursuant to the Securities Agreement, the Investor agreed to purchase shares of our newly designated Series C Preferred Stock (the “Series C Preferred Stock”) and warrants to purchase shares of our Common Stock.

Under the terms of the Securities Agreement, the Investor agreed to purchase $80,000 of Series C Preferred Stock at a price of $7.00 per share. With each share of Series C Preferred Stock, we will issue to the Investor a three-year warrant (the “Warrant”) to purchase 1,000 shares of our Common Stock, at an exercise price of $0.015 per share, for each share of Series C Preferred Stock sold to the Investor.

Under the Securities Agreement, we agreed to use our best efforts to obtain shareholder approval for an increase in the number of authorized shares of common stock, to a number sufficient to include all Common Stock to be issued upon conversion of all shares of Series C Preferred Stock and upon exercise the Warrant.

Beginning six months from date of its issuance, each share of Series C Preferred Stock is convertible at the holder’s option into 1,000 shares of our Common Stock. Additionally, holders of the Series C Preferred Stock will be entitled to vote as a single class with the holders of our Common Stock on an as-converted basis.

This investment complies with the terms of the November 2011 Securities Purchase Agreement with New Power Solutions, LLC to purchase Series C Preferred Stock within the limitations as defined in section 9 of that agreement, a copy of which is attached as exhibit 10.1 of our Form 8-K filed on November 14, 2011.

The summary of the rights, preferences and privileges of the Series C Preferred Stock described above is qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached as Exhibit 3.1 of our Form 8-K filed on November 14, 2011.The form of the Warrant is included as Exhibit 4.1 of that 8-K.

The summary description of the Securities Agreement is qualified in its entirety by reference to the full text of the Securities Agreement that is attached as an Exhibit to this current report on Form 8-K and incorporated herein by reference.

Item 3.02.

Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The purchase and sale of shares of Series C Preferred Stock and warrants pursuant to the Securities Agreement are being made pursuant to a private placement transaction exemption under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The offering was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investors in connection with the offering.

Item 9.01

Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1	Securities Purchase Agreement dated January 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

By:	/s/ Stephen M. Wilson
Stephen M. Wilson
Chief Financial Officer

Date:  January 13, 2012